UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934*

Date of report (Date of earliest event reported) April 25, 2008

Finlay Fine Jewelry Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-59380 (Commission File Number)	13-3287757 (IRS Employer Identification No.)

529 Fifth Avenue, New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code (212) 808-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*   The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Mr. Reiner’s Employment Agreement

On April 25, 2008, Finlay Enterprises, Inc. (“Finlay Enterprises”) and Finlay Fine Jewelry Corporation (“Finlay Jewelry” and collectively with Finlay Enterprises, “Finlay”) and Arthur E. Reiner (Chairman, President and Chief Executive Officer of Finlay Enterprises and Chairman and Chief Executive Officer of Finlay Jewelry) entered into an amendment to Mr. Reiner’s employment agreement dated as of January 30, 2005, as amended (the “Employment Agreement”), effective as of April 16, 2008, to provide for Mr. Reiner’s participation in the 2008 annual cash bonus pool established under the Finlay Enterprises 2007 Cash Bonus Plan. This bonus is in lieu of the annual cash incentive compensation otherwise payable under the Employment Agreement with respect to the 2008 fiscal year.

The 2008 annual bonus pool is the reduced bonus program approved by the Compensation Committees of Finlay’s Boards of Directors on April 16, 2008, the terms and conditions of which were previously reported on a Current Report on Form 8-K filed April 22, 2008. As the program was adopted in recognition of the current challenging economic environment and the impact on Finlay of recent host-store consolidations, it will be significantly more difficult for executives, including Mr. Reiner, to earn an annual cash bonus than in prior years.

The foregoing description of the amendment to Mr. Reiner’s Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 10.2(a)(ii) to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.2(a)(ii)	Amendment No. 2, dated as of April 25, 2008, to Employment Agreement among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY FINE JEWELRY CORPORATION
Date: April 25, 2008	By:	/s/ Bonni G. Davis
Bonni G. Davis, Esq. Vice President, Secretary & General Counsel

Exhibit Index

Exhibit
10.2(a)(ii)	Amendment No. 2, dated as of April 25, 2008, to Employment Agreement among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner.